UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2006 (July 26, 2006)

INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (256) 730-2000

N/A

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      □   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      □   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      □   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      □   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition

On July 26, 2006, Intergraph Corporation issued a press release announcing, among other matters, its preliminary results of operations for the period ended June 30, 2006, the text of which is set forth as Exhibit 99.1.

Item 2.05.          Costs Associated with Exit or Disposal Activities

As previously reported in its Form 8-K and press release dated April 27, 2005, Intergraph Corporation committed to a plan realigning its organizational structure and streamlining its global operations.  This organizational realignment was completed by the end of the second quarter of 2006.  The Company previously estimated total restructuring charges of $19.2 - $20.2 million.  Actual total restructuring charges were $20.4 million, of which approximately $4.2 million was consulting fees and the balance was severance.  The Company continues to expect the full restructuring charge will require the outlay of cash.

Item 8.01.          Other Events.

On July 26, 2006, Intergraph Corporation announced the Company has increased its share repurchase program from $21 million to $100 million with an authorization period through December 31, 2007.

Item 9.01.          Financial Statements and Exhibits.

Exhibits

                 99.1    Press Release dated July 26, 2006.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    INTERGRAPH CORPORATION

                                                                                                    By:      /s/ Anthony Colaluca, Jr.
                                                                                                         Name:  Anthony Colaluca, Jr.
                                                                                                         Title:    Executive Vice President
                                                                                                                     and Chief Financial Officer

Date:     July 27, 2006